Exhibit 10.25

FIRST AMENDMENT TO AMENDED AND RESTATED

LOAN AGREEMENT

This First Amendment to Amended and Restated Loan Agreement (this “Amendment”) dated effective as of June 30, 2012, is by and among BMO Harris Bank N.A., formerly known as Harris N.A. (“Lender”), Duluth Holdings Inc., a Wisconsin corporation (“Holdings”), and Duluth Trading Company, LLC, a Wisconsin limited liability company (“Trading,” and collectively with Holdings, the “Borrowers”).

RECITALS

WHEREAS, Lender and Borrowers are parties to that certain Amended and Restated Loan Agreement dated June 13, 2011 (the “Loan Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Loan Agreement as provided herein to, among other things, (i) make changes to the terms of the Loan Agreement and (ii) extend the maturity date of the Notes in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, Lender and Borrowers hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement except as revised below:

(a) The definition of “Applicable Eligible Inventory Advance Amount” shall be amended and restated as follows:

“Applicable Eligible Inventory Advance Amount” shall mean (i) 70% of Borrowers’ Eligible Inventory for the time period between August 1 and November 30 of each year and (ii) 50% of Borrowers’ Eligible Inventory for all other periods.

(b) The definition of “Maximum Advance Amount” shall be amended and restated as follows:

“Maximum Advance Amount” shall mean (i) Twenty Million and 00/100 Dollars ($20,000,000.00) for the time period between June 1 and December 31 of each year and (ii) Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) for all other periods.

(c) The definition of “Revolving Note” shall be amended and restated as follows:

“Revolving Note” means the Borrowers’ First Amended and Restated Revolving Note dated June 30, 2012 in favor of Lender in the maximum principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00), as it may be amended, modified, supplemented or replaced from time to time.

(d) The definition of “Termination Date” shall be amended and restated as follows:

“Termination Date” means the earlier of May 31, 2014 or the date on which the Lender terminates the Borrowers’ rights hereunder.

2. Extension of Term Loan Termination Date. The date of the Term Loan Termination Date, set forth in Section 3.4 of the Loan Agreement, is hereby amended and restated from May 12, 2013 to August 12, 2013.

3. Funded Debt to EBITDA. Section 9.16 of the Loan Agreement shall be amended and restated as follows:

“9.16 Funded Debt to EBITDA. Permit the Funded Debt to EBITDA Ratio to be greater than (a) 1.0:1.0 as of the quarter ending March 31 of each year, (b) 1.40:1.0 as of the quarter ending June 30 of each year, (c) 4.50:1.0 as of the quarter ending September 30 of each year and (d) 1.0:1.0 as of the quarter ending December 31 of each year.”

4. Conditions Precedent to Amendment. The obligation of Lender to enter into this Amendment shall be subject to the satisfaction of each of the following conditions:

(a) The representations and warranties set forth in Section 6 of the Loan Agreement shall be true and correct on the date of this Amendment and after giving effect thereto; and

(b) No Event of Default or other event which, with notice, lapse of time or both, would constitute an Event of Default (each such other event is referred to herein as a “Default”) shall have occurred and be continuing on the date of this Amendment or after giving effect thereto.

5. Conditions of Effectiveness of this Amendment. The obligations of Lender to enter into this Amendment shall not be effective until Borrowers have delivered the following documents:

(a) this Amendment;

(b) the First Amended and Restated Revolving Note;

(c) the Reaffirmation of Guarantor;

(d) an Officer’s Certificate of Holdings; and

(e) an Officer’s Certificate of Trading.

6. Payments. Payments of accrued interest and, if applicable, any principal shall continue in accordance with the terms and conditions set forth in the Notes and the Loan Agreement.

7. Advances. Lender shall continue to make Advances (as defined in the Loan Agreement) in accordance with the terms and conditions set forth in the Notes and the Loan Agreement.

8. Effect of Amendment. Except as amended hereby or otherwise in writing signed by the party against whom it is to be enforced, the Notes and the Loan Agreement shall remain in full force and effect. This Amendment is a modification only and not a novation. Except for the above-quoted modifications, the Notes, the Loan Agreement, any other loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed with or in favor of Lender, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to both the Notes and the Loan Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Notes or the Loan Agreement or release any owner of collateral granted as security under any security agreement. The validity, priority and enforceability of either or both of the Notes or the Loan Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Notes or the Loan Agreement, or any document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Lender expressly reserves all rights against all parties to the Notes and the Loan Agreement.

9. Fees and Expenses. Borrowers shall pay all fees and expenses incurred by Lender (including fees of counsel) in connection with the preparation, issuance, maintenance and enforcement of this Amendment.

10. Law Governing. This Amendment shall be governed by the laws of the State of Wisconsin.

11. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

12. Counterparts. This Amendment may be executed in counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

DULUTH HOLDINGS INC.

By:	/s/ Mark DeOrio
Mark DeOrio, Chief Financial Officer

DULUTH TRADING COMPANY, LLC

By:	Duluth Holdings Inc., its sole member

By:	/s/ Mark DeOrio
Mark DeOrio, Chief Financial Officer

BMO HARRIS BANK N.A., f/k/a Harris N.A.

By:	/s/ John M. Howard
John M. Howard, Senior Vice President

REAFFIRMATION OF GUARANTOR

The undersigned hereby consents to the foregoing First Amendment to Amended and Restated Loan Agreement and ratifies and affirms its Guaranty dated June 13, 2011 of all of the Obligations, as defined in such Guaranty, of Duluth Holdings Inc., a Wisconsin corporation and Duluth Trading Company, LLC, a Wisconsin limited liability company to BMO Harris Bank N.A., formerly known as Harris N.A.

SCHLECHT RETAIL VENTURES LLC

By:	/s/ Stephen L. Schlecht
Stephen L. Schlecht, Member

By:	/s/ Marianne Schlecht
Marianne Schlecht, Member

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